UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of

 The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)

September 27, 2012

ATC Venture Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-68570	42-1523809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 400
Minnetonka, MN 55345
(Address of principal executive offices, including zip code)

(952) 215-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Deslisting or Failure to Satisfy a Continued Listing Rule or Standard

On October 5, 2012, the Company received notice from the American Stock Exchange indicating that the Company no longer complies with the Exchange’s continued listing standards because the aggregate market value of its public float was less than $1.0 million for 90 consecutive days as set forth in Section 1003(b)(i)(C) of the Exchange’s Company Guide and because it has yet to file its Form 10-Q for the quarter ended June 30, 2012 as set forth in Sections 134 and 1101 of the Company Guide.  As a result, the Company’s securities are subject to being delisted from the Exchange.  The Company intends to appeal this determination and request a hearing before a committee of the Exchange.  There can be no assurance that the Company’s request for continued listing will be granted.

Item 5.07  Submission of Matters to a Vote of Securityholders.

On September 27, 2012, the Company held its annual meeting of stockholders.  Directors Robert Davis and John Bohn were each re-elected to the Board.  Preliminary voting results are as follows:

Nominee	For	Against	Withheld
Robert Davis	3,544,597	0	0
John Bohn	3,544,597	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATC VENTURE GROUP, INC.

By:	/s/ Robert Davis
Robert Davis
Chief Executive Officer

Date: October 11, 2012